EXHIBIT 17(a)


                                      PROXY


                              REGIONAL EQUITY FUND
                         A SEPARATELY MANAGED SERIES OF
                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                            OAKS, PENNSYLVANIA 19456



             THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF
                               DIRECTORS OF FIRST
                         AMERICAN INVESTMENT FUNDS, INC.


         The undersigned hereby appoints Mark Nagle, James R. Foggo and Kevin P. Robins, and each of them, with power to act without the other and with the right of substitution in each, as proxies of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Regional Equity Fund, a series of First American Investment Funds, Inc. ("First American"). Held of record by the undersigned on November 17, 1999, at the Special Joint Meeting of shareholders of the Regional Equity Fund and the Micro Cap Value Fund, another series of First American, to be held on January 14, 2000, or any adjournments or postponements thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the Special Joint Meeting hereby are revoked.


THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:

1. PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") providing for (a) the acquisition of all of the assets and the assumption of all liabilities of the Regional Equity Fund by Small Cap Value Fund, a separately managed series of First American, in exchange for shares of common stock of the Small Cap Value Fund having an aggregate net asset value equal to the aggregate value of the assets acquired (less the liabilities assumed) of the Regional Equity Fund and (b) the liquidation of the Regional Equity Fund and the pro rata distribution of the Small Cap Value Fund shares to Regional Equity Fund shareholders.


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         [ ] FOR           [ ] AGAINST            [ ] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 ABOVE. RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT RELATING TO THE MEETING IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY PARTNER OR OTHER AUTHORIZED PERSON.

DATED:                    ,
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---------------------------------
Signature



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Signature if held jointly


TO SAVE FURTHER SOLICITATION EXPENSE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.